Exhibit 99.1

Spanish Broadcasting System, Inc. Announces Plan to Deregister its Common Stock

Miami, Florida – July 24, 2020 - Spanish Broadcasting System, Inc. ("SBS" or the "Company") (OTCQB: SBSAA) announced today that the Company intends to voluntarily deregister from the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

For the Company, as it is and has been for all companies, the global pandemic has provided need, reason and basis for the Company to reduce expenses and operate with utmost efficiency. With that continuing goal and objective,  the decision of the Company to deregister the Company's common stock, par value $0.0001 per share (the “Common Stock”) was driven by elimination of the significant costs and administrative burdens of preparing and filing current and periodic reports with the Securities and Exchange Commission (the “SEC”), the demands placed on management and the Company to comply with the requirements of the Exchange Act, and the low number of holders of the Common Stock of the Company. The Company believes the expected savings of more than $1.5 million per year outweigh the advantages of continuing to be an SEC reporting company.

The Company intends to promptly file a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act with the SEC in connection with its intention to deregister its Common Stock and suspend its obligations to file reports with the SEC. The Company is eligible to file Form 15 because the Company's Common Stock is held by less than 300 holders of record.

Information about the Company may continue to be obtained by accessing the Company’s website at www.spanishbroadcasting.com. Consistent with its past practice, undertakings and obligations, the Company will continue to provide reporting and financial information to holders of the Company’s 12.5% Senior Secured Notes and to holders of the Company’s Series B Preferred Stock.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. ("SBS") owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 300 affiliated stations reaching 95% of the U.S. Hispanic audience. SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause SBS' actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. "Forward-looking" statements, as such term is defined by the Securities

Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our ability to obtain and consummate the financing transactions as well as consummate the recapitalization transaction described herein, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "forecast," "seek," "plan," "predict," "project," "could," "estimate," "might," "continue," "seeking" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts:

Analysts and Investors José I. Molina Chief Financial Officer (305) 441-6901	Analysts, Investors or Media Brad Edwards The Plunkett Group (212) 739-6740	Legal Joshua Wechsler Fried, Frank, Harris, Shriver & Jacobson LLP (212) 859-8689